UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 994-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 21, 2015, the Board of Directors of Con-way Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Bylaws (as amended, the “Amended Bylaws”) to add a forum selection provision, effective January 21, 2015.

This provision, added as new Section 4 of Article X of the Amended Bylaws, generally provides that unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery or another Delaware state court shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company (each a “Company Party”) to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any Company Party arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended Bylaws, or (iv) any action asserting a claim against the Company or any Company Party governed by the internal affairs doctrine. This provision also specifies that if no state court located within the State of Delaware has jurisdiction, the sole and exclusive forum shall be the federal district court for the District of Delaware.

The preceding summary of the amendment to the Bylaws is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws of Con-way Inc., as amended January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: January 26, 2015	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Con-way Inc., as amended January 21, 2015.